Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 05/31/2005 Determination Date: 06/10/2005 Distribution Date: 06/15/2005

		Original	Beginning			Current	Total Class		Ending
	Certificate	Certificate	Certificate			Realized	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Distribution	Balance

AS-1	0.0000%	137,788,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000

AS-2	0.0000%	141,057,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000

AS-3	3.1700%	190,443,000.00	165,793,000.00	437,969.84	3,675,000.00	0.00	3,675,000.00	4,112,969.84	162,118,000.00
Factors per Thousand				2.29974239	19.29711252		19.29711252	21.59685491	851.26783342

MS-1	3.9400%	22,084,000.00	13,489,821.96	44,291.58	300,465.97	0.00	300,465.97	344,757.55	13,189,355.99
Factors per Thousand				2.00559591	13.60559545		13.60559545	15.61119136	597.23582639

MS-2	4.3400%	23,463,000.00	14,384,490.75	52,023.91	370,800.00	0.00	370,800.00	422,823.91	14,013,690.75
Factors per Thousand				2.21727443	15.80360568		15.80360568	18.02088011	597.26764480

BS	6.0900%	12,423,000.00	7,886,293.14	40,022.94	467,280.39	0.00	467,280.39	507,303.33	7,419,012.75
Factors per Thousand				3.22168075	37.61413427		37.61413427	40.83581502	597.19977059

Pool I		527,258,000.00	201,553,605.85	574,308.27	4,813,546.36	0.00	4,813,546.36	5,387,854.63	196,740,059.49
Totals				1.08923576	9.12939464		9.12939464	10.21863040	373.13812117

AN	3.5900%	55,395,000.00	14,258,056.84	42,655.35	133,545.09	0.00	133,545.09	176,200.44	14,124,511.75
Factors per Thousand				0.30957231	0.96920700		2.41077885	3.18080043	254.97809820

MN	4.3400%	2,229,000.00	1,142,821.35	4,133.20	10,704.00	0.00	10,704.00	14,837.20	1,132,117.35
Factors per Thousand				0.02999681	0.07768453		4.80215178	6.65643786	507.90370121

BN	6.0900%	4,457,000.00	2,807,880.70	14,249.99	401,508.54	0.00	401,508.54	415,758.53	2,406,372.16
Factors per Thousand				0.10341967	2.91395866		90.08493079	93.28214718	539.90849450

Pool II		62,081,000.00	18,208,758.89	61,038.54	545,757.63	0.00	545,757.63	606,796.17	17,663,001.26
Totals				0.11576598	1.03508648		8.79105728	9.77426540	284.51541148

Totals		589,339,000.00	219,762,364.74	635,346.81	5,359,303.99	0.00	5,359,303.99	5,994,650.80	214,403,060.75

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 05/31/2005 Determination Date: 06/10/2005 Distribution Date: 06/15/2005

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-2	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-3	437,969.84	3.1700%	0.00	0.00	0.00	0.00
MS-1	44,291.58	3.9400%	0.00	0.00	0.00	0.00
MS-2	52,023.91	4.3400%	0.00	0.00	0.00	0.00
BS	40,022.94	6.0900%	0.00	0.00	0.00	0.00

AN	42,655.35	3.5900%	0.00	0.00	0.00	0.00
MN	4,133.20	4.3400%	0.00	0.00	0.00	0.00
BN	14,249.99	6.0900%	0.00	0.00	0.00	0.00

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 05/31/2005 Determination Date: 06/10/2005 Distribution Date: 06/15/2005

Pool I

Schedule of Remittance

Aggregate Amount Received	5,918,257.88
Monthly Advances	0.00
Transfer from Rounding Account	1,167.45
Reimburse Rounding Account	(19,378.14)
(Servicing Fee)	(63,000.38)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	5,837,046.81

Bond Interest Distributed	574,308.27
Bond Principal Distributed	4,813,546.36
Escrow Fee	25,194.20
Amounts transferred to the Owner Trustee	423,997.98

5,837,046.81

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		224,830,365.95
Aggregate Ending Principal Balance of Loans		219,822,599.93
Principal Prepayments (No. / Amt)	10	4,314,780.61
Curtailments		13,445.16
Excess and Monthly Payments		380,211.14
Recoveries on Previous Realized Losses		42,312.74
Interest Received		1,167,508.23
Compensating Interest		3,423.06
Realized Losses (Current / Cumulative)	299,329.11	39,308,597.17
Excess Spread		547,318.12
Spread Amount		23,082,540.44
Specified Subordinated Amount		23,081,372.99

Weighted Average Business Loan Interest Rate		7.0197%
LIBOR Rate		3.0900%
Auction Rate		3.1700%

Prior Three Months Weighted Average Loan Interest Rate

02/28/05	03/31/05	04/30/05
6.7159%	6.7108%	7.0307%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 05/31/2005 Determination Date: 06/10/2005 Distribution Date: 06/15/2005

Pool II

Schedule of Remittance

Aggregate Amount Received	614,075.12
Monthly Advances	0.00
(Servicing Fee)	(6,520.25)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	607,554.87

Bond Interest Distributed	61,038.54
Bond Principal Distributed	545,757.63
Escrow Fee	758.70
Amounts transferred to the Owner Trustee	0.00

607,554.87

Collateral Information

Accelerated Principal Distribution		341,871.98
Aggregate Beginning Principal Balance of Loans		21,768,025.72
Aggregate Ending Principal Balance of Loans		21,564,140.07
Principal Prepayments (Number / Amount)	0	0.00
Curtailments		0.00
Excess and Monthly Payments		203,885.65
Recoveries on Previous Realized Losses		287,333.26
Interest Received		122,856.21
Compensating Interest		0.00
Realized Losses (Current / Cumulative)	0.00	9,000,907.27
Excess Spread		341,871.98
Spread Amount		4,043,276.26
Specified Subordinated Amount		4,043,276.26
LOC Available Amount		142,137.45
LOC Available Amount as percentage of Pool Principal Balance		0.80%

Weighted Average Business Loan Interest Rate		7.5360%
LIBOR Rate		3.0900%

Prior Three Months Weighted Average Loan Interest Rate

02/28/05	03/31/05	04/30/05
7.0973%	7.0870%	7.5369%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 05/31/2005 Determination Date: 06/10/2005 Distribution Date: 06/15/2005

Exhibit L

Outstanding Balance - Pool I	219,822,599.93
# Accounts	333

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	61	35,207,062.10	16.02%
Delinquent 30-59 Days	3	2,675,129.79	1.22%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	2	2,221,159.07	1.01%

Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	66	40,103,350.96	18.24%

Outstanding Balance - Pool II	21,564,140.07
# Accounts	74

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	7	2,394,502.50	11.10%
Delinquent 30-59 Days	1	120,649.38	0.56%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	1	101,002.65	0.47%

Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	9	2,616,154.53	12.13%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 05/31/2005 Determination Date: 06/10/2005 Distribution Date: 06/15/2005

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	0	871	611	613	635	382
(iii)	0	0	19	14	16	38	9
(v)	0	0	2	2	2	3	1
(vi)	0	0	23	0	0	0	8
(vii)	0	0	0	0	0	0	0
(viii)	0	0	2	0	0	0	1
(xv) (a, b & c)	0	0	851	597	597	597	373

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	257	513	630	293
(iii)	2	5	90	9
(v)	1	2	3	1
(vi)	0	0	0	0
(vii)	0	0	0	0
(viii)	4	0	0	3
(xv) (a, b & c)	255	508	540	285

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 05/31/2005 Determination Date: 06/10/2005 Distribution Date: 06/15/2005

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300